SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Seventh Amendment to Amended and Restated Credit Agreement ("Amendment") is dated as of March 29, 2006, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent for the Lenders, SportRack, LLC, a Delaware limited liability company ("SportRack US Borrower"), Valley Industries, LLC, a Delaware limited liability company ("Valley US Borrower" and, together with SportRack US Borrower, "US Borrowers"), Brink International B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Staphorst, The Netherlands and registered with the Chamber of Commerce (Kamer van Koophandel) in Regio Zwolle under number 05058752 ("European Borrower" and, together with US Borrowers, "Borrowers"), the other persons designated as "Credit Parties" on the signature pages hereof, and the Lenders which are signatories hereto.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of May 23, 2003 by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent for the Lenders, the other Lenders party thereto, Borrowers and the other Credit Parties signatory from time to time thereto (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrowers; and

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)  Section 4.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(a) Holdings, Borrowers and their Subsidiaries on a consolidated basis shall have, as of the last day of each Fiscal Quarter set forth below (commencing with the Fiscal Quarter ending on March 31, 2007), from the date hereof until the Termination Date, a Fixed Charge Coverage Ratio of not less than the following:

1.15 to 1.00 for each Fiscal Quarter from the Fiscal Quarter ending March 31, 2007 through and including the Fiscal Quarter ending December 31, 2007; and
1.15 to 1.00 for each Fiscal Quarter ending thereafter.

(b) European Borrower and its Subsidiaries on a consolidated basis shall have, as of the last day of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio (which ratio shall be calculated (x) in Euros and (y) solely with respect to European Borrower and its Subsidiaries notwithstanding references to Holdings and its Subsidiaries in Exhibit 4.8(n)) of not less than the following:

1.25 to 1.00 for the Fiscal Quarter ending December 31, 2005;
1.15 to 1.00 for the Fiscal Quarter ending March 31, 2006;
1.15 to 1.00 for the Fiscal Quarter ending June 30, 2006;
1.15 to 1.00 for the Fiscal Quarter ending September 30, 2006; and
1.15 to 1.00 for the Fiscal Quarter ending December 31, 2006."

(b)  Section 4.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Holdings, Borrowers and their Subsidiaries on a consolidated basis shall have, as of the last day of each Fiscal Quarter set forth below, from the date hereof until the Termination Date, a Senior Secured Leverage Ratio for the 12-month period then ended of not more than the following:

2.00 to 1.00 for the Fiscal Quarter ending March 31, 2006;
2.00 to 1.00 for the Fiscal Quarter ending June 30, 2006;
1.75 to 1.00 for the Fiscal Quarter ending September 30, 2006;
1.50 to 1.00 for the Fiscal Quarter ending December 31, 2006; and
1.25 to 1.00 for each Fiscal Quarter ending thereafter."

(c)  Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(b) Subject to clause (a) above, in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral granted by a US Credit Party (or with respect to Stock pledged pursuant to a Pledge Agreement, all or any part of such Stock which is issued by a US Credit Party or, after application as provided in clause (c) below, which is issued by a Non-US Credit Party to the extent such Pledge Agreement secures the US Loans) shall be (to the extent permitted by mandatory provisions of applicable law) applied to Obligations then due (whether such Obligations are then due by acceleration or otherwise): first, to all Fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations pertaining to the US Loans (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, on a pro rata basis, to the principal amount of the Obligations outstanding pertaining to the US Loans and the then outstanding Obligations arising under any Bank Products or in respect of any agreement with a Lender party to this Agreement as of the Seventh Amendment Effective Date to fix or hedge foreign currency risk (but not in excess of $2,350,000 in the aggregate with respect to such obligations arising under Bank Products or in respect of agreements with Lenders party to this Agreement as of the Seventh Amendment Effective Date to fix or hedge foreign currency risk); fourth, to accrued and unpaid interest on the Obligations pertaining to the European Loans (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fifth, to the principal amount of the Obligations outstanding pertaining to the European Loans; sixth, to any other Obligations of US Borrowers owing to Agent or any US Lender under any Loan Document; and seventh, to any other Obligations of European Borrower owing to Agent or any European Lender under any Loan Document; and"

(d)  Section 8.2(h)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations (other than (1) contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and (2) any Obligations then outstanding under any Bank Products or in respect of any agreement fixing or hedging foreign currency risk where the Lender that has provided such Bank Products or is a counter-party to such agreement fixing or hedging foreign currency risk, as applicable, has agreed that the same can remain outstanding notwithstanding the termination of the Commitments and the payment and satisfaction of the other outstanding Obligations) or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry)."

(e)  The definition of "Obligations" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

"'Obligations' means all loans, advances, debts, liabilities and obligations of any Credit Party to Agent or any Lender, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) by any Credit Party in favor of Agent or any Lender, and all covenants and duties of any Credit Party regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under the Agreement or any of the other Loan Documents, and such other obligations of any Credit Party in favor of any Lender party to this Agreement as of the Seventh Amendment Effective Date arising under any Bank Products or in respect of any agreement to fix or hedge foreign currency risk of up to an aggregate maximum amount of $2,350,000. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents."

(f)  The following definitions are hereby added to Annex A to the Credit Agreement in their appropriate alphabetical order, as follows"

"'Bank Products' means any one or more of the following types of services or facilities extended to the Credit Parties by any Lender that is party to this Agreement as of the Seventh Amendment Effective Date: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

'Seventh Amendment Effective Date' means March 29, 2006."

2.  Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)  Agent shall have received this Amendment executed by Credit Parties and Lenders;

(b)  All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their respective legal counsel; and

(c)  No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment.

3.  Fees. Borrowers agree to jointly and severally pay to Agent for the ratable distribution to Lenders signatory hereto a nonrefundable amendment fee equal to .25% of the outstanding Commitments ($152,750), such fee being due and payable in full on the date hereof.

4.  References; Effectiveness. Agent, Lenders and Credit Parties hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

5.  Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Agent and Lenders that:

(a)  The execution, delivery and performance by such Credit Party of this Amendment and the transactions contemplated hereby is within its organizational power, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to such Credit Party, the articles of incorporation, by-laws or any other organizational document of such Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon such Credit Party or any of its property;

(b)  Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c)  After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate (in all material respects if any such representation and warranty is not by its terms already qualified as to materiality) as of the date hereof with the same force and effect as if such had been made on and as of the date hereof (other than those which, by their terms, specifically are made as of a certain date prior to the date hereof);

(d)  Such Credit Party has performed in all material respects all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, such Credit Party is in compliance in all material respects with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred; and

(e)  In addition to and without limitation of the foregoing representations and warranties set forth in this Section 5, the amendments to the Credit Agreement provided for herein do not violate any of the provisions of the Public Note Indenture or the Intermediate Holdings Note Indenture.

6.  Reaffirmation of Collateral Documents. Each Credit Party hereby (a) affirms that (i) except as expressly contained herein, nothing contained therein shall modify in any respect whatsoever any of its obligations under any of the Collateral Documents to which it is a party and (ii) each such Collateral Document is and shall continue to remain in full force and effect and (b) agrees that all references in any of the Loan Documents to the "Obligations" shall be deemed to refer to the definition of "Obligations" as amended by this Amendment and as otherwise amended from time to time.

7.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8.  Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

9.  Costs and Expenses. Each Credit Party hereby acknowledges and agrees that this Amendment is a "Loan Document" for purposes of, among other things, subsection 1.3(e) of the Credit Agreement.

[signatures follow]

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

BORROWERS:

SPORTRACK, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

VALLEY INDUSTRIES, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

BRINK INTERNATIONAL B.V. By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

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OTHER CREDIT PARTIES:

CHAAS HOLDINGS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

ADVANCED ACCESSORY HOLDINGS CORPORATION By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

CHAAS ACQUISITIONS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

ADVANCED ACCESSORY SYSTEMS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

AAS ACQUISITIONS, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

CHAAS HOLDINGS B.V. By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

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SPORTRACK ACCESSORIES INC. By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

SPORTRACK GMBH By: /s/ Michael Runte Name: Michael Runte Title: Managing Director

VALTEK, LLC By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

CHAAS HOLDINGS III B.V. By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

AAS CAPITAL CORPORATION By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

NOMADIC SPORT INC. By: /s/ Ronald J. Gardhouse Name: Ronald J. Gardhouse Title: EVP & Chief Financial Officer

SPORTRACK S.R.O. By: /s/ Michael Runte Name: Michael Runte Title: Managing Director

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SPORTRACK IBERICA AUTOMOTIVE, S.L. UNIPERSONAL By: /s/ Michael Runte Name: Michael Runte Title: Managing Director

BRINK SVERIGE AB By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

BRINK U.K. LIMITED By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

BRINK NORDISK HOLDINGS APS By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

BRINK POLSKA SP Z.O.O. By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

BRINK FRANCE S.A.R.L. By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

ELLEBI S.R.L. By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

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NORDISK KOMPONENT HOLDINGS A/S By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

SOCIETE DE FABRICATION D'EQUIPEMENTS ET D'ACCESSOIRES SA By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

BRINK A/S By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

SCI L'ELMONTAISE By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

CHAAS HOLDINGS II B.V. By: /s/ J. W. Rengelink Name: J. W. Rengelink Title: Chief Financial Officer

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AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender By: /s/ Gerard M. Hanabergh Name: Gerard M. Hanabergh Title: Duly Authorized Signatory
PB CAPITAL CORPORATION, as a Lender By: /s/ Jeffrey N. Frost Name: Jeffrey N. Frost Title: Managing Director
COMERICA BANK, as a Lender By: /s/ Steven J. McCormack Name: Steven J. McCormack Title: Vice President